UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 6, 2008

_______________

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon

(State or other jurisdiction of incorporation)

0-15159	93-0780536
(Commission File Number)	(IRS Employer Identification No.)

One Airport Center

7700 N.E. Ambassador Place

Portland, Oregon	97220
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:

(503) 284-7581

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

        This Amendment No. 1 to Current Report on Form 8-K/A is being filed to correct the exercise/base price for the stock-based awards granted on October 10, 2008.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        Effective October 6, 2008, the Board of Directors of Rentrak Corporation (“Rentrak”) adopted the Rentrak Corporation Stock Appreciation Rights Plan (the “SAR Plan”), pursuant to which up to a total of 500,000 stock appreciation rights (“SARs”) may be awarded to key employees of Rentrak. Upon vesting, each SAR gives the holder the right to receive, in cash, an amount equal to the increase in the value of a share of Rentrak common stock over the base price. The base price will be equal to the closing sale price of a share of Rentrak common stock as quoted on The Nasdaq Stock Market on the grant date. The Compensation Committee of the Rentrak Board of Directors (the “Committee”) has the authority to make awards of SARs and otherwise to administer the SAR Plan.

        A copy of the SAR Plan is filed as an exhibit to this Form 8-K and the foregoing summary is qualified by reference to the complete terms and provisions of the SAR Plan.

        On October 10, 2008, the Committee granted a total of 267,625 SARs to 42 Rentrak employees. The base price of the SARs is $11.10. Vesting of the SAR awards is subject to performance goals approved by the Committee based on the achievement of minimum amounts of operating income by various lines of business. The performance goals relate to the two-year period ending March 31, 2011. Each individual SAR award is subject to a performance goal selected by relevant line of business, with about 70% of the awards tied to combined operating results for Multi-Screen and OnDemand Essentials and the remaining awards to operating results for Rentrak’s PPT Division, Box Office Essentials, Home Entertainment Essentials, or Supply Chain Essentials. The Compensation Committee will determine whether the performance goals have been met by no later than June 15, 2011; vested SARs will be settled in cash based on the Rentrak closing sale price on August 30, 2011 and paid no later than September 30, 2011. The SARs will also vest in full if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to attain the performance goals, in which case the settlement date will be the date the change in control occurs.

        On October 10, 2008, the Committee also approved grants of nonqualified stock options pursuant to the Rentrak Corporation 2005 Stock Incentive Plan to 15 Rentrak employees for a total of 334,875 shares of Rentrak common stock. The options have an exercise price of $11.10 per share. The options are subject to vesting provisions based on attaining performance goals comparable to those applicable to the SAR awards and will expire on August 30, 2011 to the extent not previously exercised or terminated. Vesting will be accelerated if a change in control of Rentrak occurs before forfeiture, including forfeiture based on failure to attain the performance goals.

        The named executive officers of Rentrak (as listed in the proxy statement for its 2008 annual meeting of shareholders) were granted nonqualified stock options and SAR awards on October 10, 2008, as shown in the table below:

Name	Position	Number of Options	Number of SARs	Line of Business Goal
Paul Rosenbaum	Chairman and Chief Executive Officer	45,000	15,000	Multi-Screen/ OnDemand
Ken Papagan	President	34,125	11,375	Multi-Screen/ OnDemand
Mark Thoenes	Chief Financial Officer	33,750	11,250	Multi-Screen/ OnDemand
Amir Yazdani	Chief Information Officer	37,500	12,500	Multi-Screen/ OnDemand
Ron Giambra	Executive Vice President, Theatrical	33,750	11,250	Box Office Essentials
ITEM 9.01.	Financial Statements and Exhibits.
(d)	Exhibits: The following exhibit is filed with this Form 8-K:

10.1 Rentrak Corporation Stock Appreciation Rights Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: October 14, 2008	By:	/s/ Mark L. Thoenes
Mark L. Thoenes Executive Vice President and Chief Financial Officer